SHARE SUBSCRIPTION & REDEMPTION AGREEMENT


     This Agreement is made and entered into this ____ day of ____________, 2001, by and between: (i) the entity and individuals identified on and having an individual mailing address as provided on Schedule "1" (hereinafter jointly referred to as the "Buyer"); (ii) Gordon Acquisition Corp., a Delaware corporation ("GAC"); and (iii) CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (hereinafter referred to as "CCSI") (both GAC and CCSI have their principal address at 5 East 80th Street, New York, New York 10021).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, CCSI owns, or will acquire prior to the Closing, one hundred percent (100%) of the issued and outstanding capital stock, common and preferred (the "CCSI Shares") of GAC, which, in turn, owns one hundred percent (100%) of all of the issued and outstanding capital stock of H. B. Gordon Manufacturing Co., Inc. (d/b/a Gordon Laboratories, Inc. ("Labs"), subject to a Stock Pledge Agreement dated 18 April 1996 [the "Pledge Agreement"] whereby 100% of the capital stock of Labs is pledged to Boeing Capital Corporation ["Boeing"] as additional security for loans made by Boeing to Labs and/or GAC); and

     WHEREAS, GAC wishes to issue, and the Buyer wishes to subscribe for, ______________ newly issued shares of the common stock, par value $.001 per share, of GAC (the "Shares") in accordance with the terms and conditions contained herein; and

     WHEREAS, simultaneously, CCSI wishes to sell and GAC wishes to redeem all of the CCSI Shares owned by CCSI, in accordance with the terms and conditions contained herein; and

     WHEREAS, in order for GAC to continue its operations through Labs, it will be necessary for additional funding to be made available to it, in amounts in excess of that which CCSI is willing or able to provide currently; and

     WHEREAS, the purpose of this transaction is to provide GAC with a source of interim funding while providing CCSI with the potential opportunity to repurchase GAC, by buying the Shares, if certain conditions precedent are met, as provided in a separate Purchase Option Agreement (the "Option Agreement") to be signed and delivered by CCSI and Buyer at the closing of the transactions contemplated by this Agreement; and

     WHEREAS, as additional inducement to Buyer to enter into the Option Agreement, CCSI has agreed to transfer and assign to Buyer any and all obligations, debts, liabilities, open accounts, or other indebtedness, however arising, that GAC or Labs owes to CCSI (the "Obligations").

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Subscription for the Shares. Subject to the terms and conditions hereof, and in exchange for the subscription price provided in Section 2, GAC shall issue the Shares to Buyer.

     2. Subscription Price; Payment. Subject to adjustment as provided in
Section 3, the subscription price for the Shares shall be One Million Dollars ($1,000,000.00) (the "Subscription Price"), payable by wire transfer of immediately available funds to an account designated in writing by GAC for such purpose at Closing. Buyer shall cause GAC to use such Subscription Price proceeds solely as provided on the attached Schedule "2."

     3. Closing. Closing of the purchase and sale of the Shares shall take place at the principal offices of CCSI, or at such other place as the parties shall agree. The Closing shall be held on or before the third (3rd) business day after the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived. At the Closing, GAC shall deliver to the Buyer, free and clear of all liens and encumbrances, all certificates for the Shares to be issued by it, in negotiable form, with any requisite transfer stamps attached. Upon such delivery, the Buyer, subject to the terms and conditions hereof, shall deliver to GAC the Subscription Price as required under Section 2 above.

     4. Redemption of CCSI Shares. At the Closing, simultaneous with and as a necessary condition of Buyer's performance under this Agreement, CCSI shall sell and GAC shall redeem the CCSI Shares, in exchange for the payment to CCSI of One Dollar ($1.00). CCSI represents and warrants to Buyer and to GAC that as of the date hereof and as of the Closing, it is, and will be, the owner of the CCSI Shares, free and clear of any claims or encumbrances and that it has full right, title and interest in and to the CCSI Shares, and the right and authority to transfer said shares to GAC. As of the Closing, and after giving effect to the transaction contemplated thereby, CCSI shall cease to have any right, title or interest in or to GAC, Labs, or their respective assets.

     5. Transfer of Obligations of CCSI. At the Closing, CCSI shall execute and deliver to Buyer an assignment of the Obligations. This assignment shall be without recourse, and shall vest in Buyer all right, title and interest in and to such Obligations, subject only to the conditions and restrictions contained in the Repurchase Option Agreement, if any. The Assignment shall be in the form of that attached hereto as Exhibit "A.". Buyer covenants and agrees that from and after the Closing, no payments shall be made to the Buyer on such Obligations during the Option Period, in recognition that CCSI shall have the right to reacquire such Obligations, in the form assigned, in the event CCSI exercises its repurchase option under the Option Agreement.

     6. Closing Conditions. The obligations of GAC, CCSI and the Buyer to effect the transactions contemplated hereby at the Closing shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          a. Each party to this Agreement shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing, the representations and warranties of each party set forth in this Agreement which are not by their express terms qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as otherwise contemplated by this Agreement) and the representations and warranties of each party set forth in this Agreement which are by their express terms qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as otherwise contemplated by this Agreement).

          b. Each party shall have received a certificate from the other parties to the effect of Section 6 (a) signed by an authorized officer of such other parties.

          c. The parties shall have received the performances required under this Agreement to be completed on or before the Closing.

          d. Buyer and GAC shall have received, prior to the Closing, a written commitment from Boeing Finance Corp. ("Boeing") to restructure the debt of Labs to Boeing on the terms specified on the attached Exhibit "B."

     7. Restrictions on Buyer. The parties acknowledge and agree that as of the Closing Buyer will own one hundred percent (100%) of the issued and outstanding stock of GAC and, through it, of Labs (subject to the Pledge Agreement). The parties further acknowledge that it is the intention of the parties that the assets and business of GAC and of Labs, because of the Option Agreement, are intended to be continued in similar form and fashion. Accordingly, to ensure, to the extent possible, CCSI's rights to exercise its rights under the Option Agreement, the Buyer hereby covenants and agrees, so long as the Option Agreement remains in effect, as follows:

          a. Disbursements to Buyer. GAC shall not make, and the Buyer shall not permit GAC to make, any disbursements to or for the benefit of the Buyer or any person related to the Buyer until the expiration of the Option Period (as defined in the Option Agreement), except (i) payment of salaries and/or other remuneration for services rendered in reasonable amounts, and (ii) standard fringe benefits available to all employees of GAC in place as of the date of the Closing, and (iii) ordinary cost of living increases to items (i) and (ii). Under no circumstances shall the Buyer cause GAC to make any disbursements to or for the benefit of Buyer, or any of its affiliates, ___ whether classified as loans, ___ dividends, ___ shareholder draws or for any other purpose. Notwithstanding this provision, in the event that Advances (as defined under the Option Agreement) are made to GAC or to Labs, interest on such loans at the interest rate of fourteen percent (14%) per annum shall be permitted to be paid to such lenders, although the lenders are members of the Buyer.

          b. Books and Records. Buyer will cause GAC, at all times, to keep proper books of record and accounts in which full, true and correct entries will be made of its income and expenses in accordance with generally accepted accounting practices, consistently applied, and which will properly and correctly reflect all items of income and expense.

          c. Extraordinary transactions. Buyer shall not cause GAC to engage in any activity, or incur any debt or obligation, or make any payment if such is: (i) outside the ordinary course of business, or (ii) not reasonably in the best interest of GAC, including, but not limited to, issuing any additional shares of GAC's capital stock or any options, warrants or other securities which are exercisable, convertible or exchangeable for shares of such capital stock.

          d. Related Party Transactions. GAC shall not engage in any transactions or enter into any arrangements with, or contract for any services performed by, any person or entity affiliated with or related to the Buyer.

          e. Use of Proceeds. Buyer shall not permit GAC or Labs to use any portion of the Subscription Price for any purpose other than as permitted by the attached Schedule "2". ------------

     8. Option Agreement/Options to Acquire Stock of CCSI.

          a. Purchase Option Agreement. At the Closing, CCSI and Buyer shall execute and deliver the Option Agreement which shall, in accordance with its terms and conditions, provide CCSI an Option Period (as defined therein) when CCSI shall have the right to exercise an option to reacquire GAC and Labs by purchase from Buyer of the Shares. If such option to purchase is not exercised as provided in the Option Agreement, such option shall expire and be of no further force or effect.

          b. Warrant of Buyer to Acquire Shares of CCSI. As consideration for Buyer providing the Purchase Option to CCSI under the Option Agreement, CCSI shall execute and deliver to Buyer at Closing the Warrant Agreement attached hereto as Exhibit "C-1" (the "Fixed Warrant") and the Warrant Agreement attached hereto as Exhibit "C-2" (the "Adjustable Warrant"). Such Warrant Agreements shall provide to Buyer the right to acquire common stock of CCSI (the "Warrants"), subject to the terms and conditions of the Warrant Agreements. The obligation of CCSI to issue the Fixed Warrant is conditioned upon the prior approval with respect to such issuance of the holders of a majority of the outstanding stock of CCSI entitled to vote thereon and the consummation of a Rights Offering (as defined in the Adjustable Warrant).

     9. Representations and Warranties of GAC. GAC represents and warrants to the Buyer as follows:

          a. Ownership of Shares and of Labs. GAC is the owner, free and clear of any liens and encumbrances, of all right, title and interest in and to the Shares. Additionally, GAC is the owner, free and clear of any liens and encumbrances, of all right, title and interest in all of the outstanding capital stock of Labs, subject only to the pledge to Boeing under the Pledge Agreement.

          b. No Option to Acquire Outstanding. There are no options, warrants, rights, or interests outstanding that would, upon the passage of time or of any other matter or incident, give rise to such right for any person or entity to acquire any interest in or to the capital stock of GAC or to any shares of capital stock of Labs.

          c. Absence of Undisclosed Liabilities. GAC does not know or have reasonable grounds to know of any basis for the assertion against GAC or Labs, as of the date of this Agreement, of any material liability of any nature or in any amount not previously disclosed to Buyer, or provided in its current financial statements.

          d. Duly Formed/Corporate Authority. GAC is a corporation, duly formed under the laws of the State of Delaware, and has all requisite power and authority to own its property and carry on its business as now being conducted, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has all requisite licenses and permits necessary to conduct its business.

          e. Duly Formed/Corporate Authority. Labs is a corporation, duly formed under the laws of the State of California, and has all requisite power and authority to own its property and carry on its business as now being conducted, and has all requisite licenses and permits necessary to conduct its business.

          f. Binding Obligation; Other Matters. This Agreement has been duly executed and delivered by GAC and constitutes the valid and binding obligation of GAC, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, ___ insolvency reorganization, ___ moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and subject to general equity principles.

          g. Does Not Violate Other Agreements. Neither the execution of this Agreement by GAC nor its required performance hereunder will result in any breach or violation of the terms of any agreement to which GAC or Labs is a party or by which the any of them is bound, or of any final decree, judgment, or order, now in effect, of any court or governmental body. All required consents and approvals of any governmental authority or third party required in connection with the consummation of the transactions contemplated hereby on the part of GAC have been obtained.

     10. Representations and Warranties of CCSI. CCSI represents and warrants to Buyer as follows:

          a. Share Ownership. CCSI is the owner, free and clear of any liens and encumbrances, of all right, title and interest in and to the CCSI Shares.

          b. No Option to Acquire Outstanding. There are no options, warrants, rights, or interests outstanding that would, upon the passage of time or of any other matter or incident, give rise to such right for any person or entity to acquire any interest in or to the CCSI Shares.

          c. Absence of Undisclosed Liabilities. CCSI does not know or have reasonable grounds to know of any basis for the assertion against GAC or Labs, as of the date of this Agreement, of any material liability of any nature or in any amount not previously disclosed to Buyer, or provided in its current financial statements.

          d. Duly Formed/Corporate Authority. CCSI is a corporation, duly formed under the laws of the State of New York, and has all requisite power and authority to own its property and carry on its business as now being conducted, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has all requisite licenses and permits necessary to conduct its business.

          e. Binding Obligation; Other Matters. This Agreement has been duly executed and delivered by CCSI and constitutes the valid and binding obligation of CCSI enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and subject to general equity principles.

          f. Does Not Violate Other Agreements. Neither the execution of this Agreement by CCSI nor its required performance hereunder will result in any breach or violation of the terms of any agreement to which CCSI is a party or by which CCSI is bound, or of any final decree, judgment, or order, now in effect, of any court or governmental body. All required consents and approvals of any governmental authority or third party required in connection with the consummation of the transactions contemplated hereby on the part of CCSI have been obtained.

     11. Representations and Warranties of Each Buyer. Each member of the Buyer group represents and warrants to CCSI as follows:

          a. The execution, delivery and performance of this Agreement by each Buyer has been duly authorized by all necessary action by such Buyer. This Agreement has been duly and validly executed by each Buyer and represents a valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and subject to general equity principles.

          b. Where a Buyer is an entity, such Buyer is an entity, duly formed under the laws of the state where it was formed, and has all requisite power and authority to own its property and carry on its business as now being conducted, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has all requisite licenses and permits necessary to conduct its business.

          c. There is no requirement applicable to the Buyer to make any filings with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by the Buyer of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby nor compliance by the Buyer with any of the provisions hereof will
     (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of the Buyer, (ii) result in a breach of or default, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other similar material instrument or obligation to which the Buyer is a party or by which any of the Buyer's properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (iii) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of the Buyer's properties or assets.

          d. Each Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Shares. Each Buyer confirms that GAC has made available to the Buyer the opportunity to ask questions of the officers and management of GAC and to acquire additional information about the business, assets and financial condition of GAC. Each Buyer is acquiring the Shares for investment only, and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling any of the Shares. Each Buyer understands that the transactions contemplated hereby have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under applicable states securities law, by reason of a specific exemption from the registration provisions of the Securities Act and the qualification provisions of the applicable state securities laws. Each Buyer understands that none of the Shares may be resold unless such resale is registered under the Securities Act and qualified under applicable state securities laws, or an exemption from such registration and qualification is available.

     12. Indemnification.

          a. Each party hereto (referred to in this Section 12 as the "Indemnitor") agrees to indemnify and hold the other party (referred to in this Section 12 as the "Indemnified Persons") harmless from any cost, expense, liability, damage or loss ("Claims") resulting from breach of the warranties and representations of the Indemnitor or action or omission by the Indemnitor (its agents, employees, or affiliates) with regard to the covenants of this Agreement.

          b. The obligations and liabilities of the Indemnitor with respect to Claims shall be subject to the following terms and conditions:

               (i) The Indemnified Persons shall give the Indemnitor written notice of any such Claims promptly after the Indemnified Persons receive notice thereof. If such Claim was made by any entity or person that is not a party hereto (a "Third Party Claim"), the Indemnitor shall undertake the defense thereof by representatives of its own choosing.

               (ii) In the event that the Indemnitor, within a reasonable time after notice of any such Third Party Claim, fails to defend such Third Party Claim, the Indemnified Persons will (upon further notice to the Indemnitor) have the right but not the obligation to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

               (iii) Notwithstanding anything in this Section 12 to the contrary, if there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnified Persons, other than as a result of money damages or other money payments, the Indemnified Persons shall have the right, at the cost and expense of the Indemnified Persons, to defend, compromise or settle such Third Party Claim. However, the Indemnified Persons shall not, without Indemnitor's written consent, settle or compromise any Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof given by the claimant or the plaintiff to the Indemnitor a release from all further liability in respect of such Third Party Claim.

     13. Confidentiality. Except as may be required by law, each party shall, and shall cause their affiliates, associates, employees and related parties to, maintain in strict confidence, and shall not disclose to anyone other than their employees, attorneys, accountants and agents (who shall be under a similar obligation of confidentiality), this Agreement, the terms and conditions hereof, and any information, materials, software, lists, or other facts which are obtained from a party, and shall make no statement, release, confirmation or other communication to a third party regarding such matters without the prior written consent of the other party; provided however, this restriction shall not apply to (i) information in the public domain; (ii) information in the possession of a party without restriction as to use or disclosure and not acquired from the other party or related to this transaction; and (iii) information obtained from third parties who were lawfully in possession of it and under no obligation of secrecy with respect thereto.

     14. Miscellaneous.

          a. Survival of Representations. All representations, warranties and covenants made by the parties to one another hereunder shall survive the Closing.

          b. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or reputable overnight courier service (such as FedEx), or when mailed by United States certified or registered mail, return receipt requested, with postage prepaid to the address set forth in the first paragraph of this Agreement or to such other address as any party may request in writing prior to the date of mailing of such notice.

          c. Costs of Enforcement. In the event any party initiates action to enforce its rights hereunder, the substantially prevailing party shall recover from the substantially non-prevailing party its reasonable expenses, court costs, including taxed and untaxed costs, and reasonable attorneys' fees, whether suit be brought or not (jointly referred to as "Expenses"). As used herein, Expenses include Expenses incurred in any appellate or bankruptcy proceeding. All such Expenses shall bear interest at the highest rate allowable under the laws of the State of New York from the date the substantially prevailing party pays such Expenses until the date the substantially non-prevailing party repays such Expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph. For this purpose, the court is requested by the parties to award actual costs and attorneys' fees incurred by the substantially prevailing party, it being the intention of the parties that the substantially prevailing party is completely reimbursed for all such costs and fees. The parties request that inquiry by the court as to the fees and costs shall be limited to a review of whether the fees charged and hourly rates for such fees are consistent with the fees and hourly rates routinely charged by the attorneys for the substantially prevailing party.

          d. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and it shall not be amended or modified except by instrument in writing executed by all of the parties.

          e. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

          f. Cumulative Rights. Unless otherwise provided herein, all rights, powers and privileges conferred upon the parties by law, this Agreement or otherwise shall be cumulative.

          g. Choice of Law. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of New York. In any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which the action or special proceeding may be instituted. All actions under this Agreement shall be taken in a court of competent jurisdiction within New York City, and the parties hereby waive and agree that they shall not assert that such forum is inconvenient.

          h. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and legal representatives.

          i. Invalid or Unenforceable Provisions. The invalidity or unenforceability of a particular provision of this Agreement shall not effect the other provisions hereto, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted, and shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Agreement.

          j. Time. Time shall be of the essence for all performances hereunder.

          k. No Incidental Beneficiaries. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors any rights or remedies under or by reason of this Agreement.

          l. Specific Construction. The language used in this Agreement shall be deemed to be in the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          m. Cooperation. The parties hereto agree to sign any necessary documents to implement this Agreement.

          n. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          o. Recitals Incorporated Herein. The Recitals to this Agreement are hereby incorporated herein and made part of this Agreement. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          p. Merger of Prior Discussions/Agreements. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement, other than those set forth herein.

          q. No Other Restrictions or Limitations. Nothing in this Agreement shall restrict or limit any member of the Buyer from engaging in any other business transaction or arrangement except as specifically provided herein, nor create any joint venture, fiduciary arrangement, partnership or other special status between CCSI, GAC, Labs and any member of Buyer, however arising.

                             DELIBERATELY LEFT BLANK
                                SIGNATURES FOLLOW

         IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year first written above.

                                            "GAC"

                                            Gordon Acquisition Corp.,
                                            a Delaware corporation



________________________________            By:  ___________________________
Witness


________________________________            As its:  _______________________
Witness


                                             "CCSI"

                                             CHROMATICS  COLOR  SCIENCES
                                             INTERNATIONAL,  INC.,  a New York
                                             corporation



________________________________            By:  ___________________________
Witness


________________________________            As its:  _______________________
Witness



                                      Buyer

See Separate Counterpart Signature Pages for each Buyer Named in Schedule 1, as well as the number of Shares to be acquired by each, attached as Exhibit "D."

                                  SCHEDULE "1"

                                     BUYERS

Name and Address:                                  Number of Shares Acquired:
----------------                                   --------------------------

Abilene Investments Corp.                            Twenty Percent (20%)
C/o Acropolis Capital Partners, Ltd.
13 Brook Street
London W1K 4WX
United Kingdom

GAC-Labs, LLC                                        Eighty Percent  (80%)
c/o Webster & Partners, LLC
1936 Lee Road, Suite 101
Winter Park, Florida 32789
Attn:  David A. Webster, Esq.

                                  SCHEDULE "2"

                         USE OF PROCEEDS OF SUBSCRIPTION


Sources of Funds


Equity Investment in Newly Issued GAC Stock                 $1,000,000
Shareholder Loan as part of the Advances                       100,000

Total Financing                                             $1,100,000


Use of Funds (all figures are estimates)


Closing Costs                                               $  125,000*
Reduction in Accounts Payable                                  411,617**& @
Payment of Boeing Debt                                         100,000
Working Capital                                                463,383*

Total Financing Used                                        $1,100,000



* Approximately $25,000 in attorneys' fees and costs, and $100,000*** in financing fees and associated costs of arranging the funds. Final amount may reduce the working capital estimate.

**   To be paid to vendors of Labs, as per the vendor list attached hereto as
     Schedule 2-A, by discretion of management of Labs.

*** to be paid to George Igel for arranging the Buyer financial arrangements for the $1,100,000.

@ BDO Seidman will be paid as follows: within 30 days of closing, balance paid equally in three installments, paid every 30 days thereafter

                                   EXHIBIT "A"


                             IRREVOCABLE ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers without recourse to _______________ and its successors and assigns all of the undersigned's right, title and interest in and to the instruments attached hereto as Schedule A (the "Instruments"). This Irrevocable Assignment is being executed and delivered in connection with the consummation of the transactions contemplated by the Share Subscription and Redemption Agreement, dated as of June 19, 2001 (the "Agreement"), by and among the undersigned and the entity and individuals identified on Schedule 1 thereto, and the sale, assignment and transfer of the right, title and interest of the undersigned in and to the Instruments effected hereby are subject to the terms and conditions of the Agreement. IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Irrevocable Assignment this 19th day of June, 2001. CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                                             By:____________________________
                                                  Darby S. Macfarlane
                                                  Chairperson






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                                   EXHIBIT "B"

                            FORM OF BOEING AGREEMENT

                                  AMENDMENT TO
               SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE
                                       And
            CONSOLIDATION OF AMENDMENTS AND AMENDMENT TO THE LOAN AND
                               SECURITY AGREEMENT


This Agreement ("Agreement") is made this ________ day of June 2001, by and between H. B. Gordon Manufacturing Co., Inc., a/k/a Gordon Laboratories, Inc., a California corporation (hereinafter referred to as "Labs"), and Boeing Capital Corporation (hereinafter referred to as "Boeing"). References to Boeing shall also refer to subsequent holders of the obligations hereunder.

                                WITNESSETH, that:

     WHEREAS, Labs and Boeing have entered into the following agreements, in some cases also involving other individuals or entities:

     1. Loan and Security Agreement (the "L&S Agreement") dated as of April 18, 1996, between McDonnell Douglas Finance Corporation (as subsequently assigned to Boeing). ___ The L&S Agreement has been amended as follows:

     i.   Amendment No. 1 dated August 13, 1998.
     ii.  Amendment No. 2 dated February 24, 2000
     iii. Amendment No. 3 dated April 17, 2000
     iv.  Amendment No. 4 dated December 29, 2000

Amendments will be collectively referred to as "Amendments" unless a specific Amendment is referenced, in which case the reference will be to its number, such as "Amendment No.2."

     2. An Unconditional Limited Guaranty executed by Brian T. Fitzpatrick, individually, dated April 18, 1996, and reaffirmed on August 6, 1998 (the "Fitzpatrick Guarantee"). As part of the Fitzpatrick Guarantee, Fitzpatrick pledged the shares he owns in GAC (the "Fitzpatrick Shares") to Boeing.

     3. An Unconditional Guaranty executed by Gordon Acquisition Corp. ("GAC"), dated April 18, 1996, and reaffirmed on August 6, 1998 (the "GAC Guarantee").

     4. A Security Agreement dated April 18, 1996, and reaffirmed on August 6, 1998 (the "Security Agreement").

     5. A Stock Pledge Agreement, dated April 18, 1996, and reaffirmed on August 6, 1998 (the "Pledge Agreement"), whereby all of the issued and outstanding capital stock of Labs was pledged to Boeing by GAC.

     6. Secured Promissory Note dated April 18, 1996 (the "Original Note");

     7. Second Amended and Restated Secured Promissory Note (the "Current Note"); and

     WHEREAS, the Original Note has been incorporated into and succeeded in full by the Current Note; and

     WHEREAS, Amendment No. 2 references the issuance of Warrants (the "Warrants") to Boeing to acquire the stock of Gordon Acquisition Corp. ("GAC"), pursuance to the terms of a Warrant Agreement; and

     WHEREAS, the parties desire to amend and restate their arrangements as provided herein.

     NOW, THEREFORE, Labs and Boeing, in exchange for the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:

     1. Current Balances/Amended Payment under the Current Note. The Current Note shall continue in full force and effect, except as amended by this Agreement.

          a. The parties confirm that, as of this date, the agreed unpaid principal of the obligation under the Current Note is _______________________ Million Dollars ($_______________), and that the unpaid interest accrued through this date is _____________________ Dollars ($__________________). The unpaid interest is agreed to be added to and to become a part of the principal balance of the Current Note, as of this date, so that for purposes of calculating the accrued interest on the Current Note, the revised principal balance shall be:

     ____________________________________ Million Dollars ($___________) (the
     "Revised Amount").

          b. The payment terms of the Current Note shall be amended to read as follows:

               i. Within ten (10) days after the date this Agreement is signed, Labs will pay One Hundred Thousand and no/100ths Dollars ($100,000.00) to Boeing by wire transfer in accordance with the written instructions of Boeing. The $100,000 shall be applied as follows: (1) Ten Thousand Dollars ($10,000) to the fees for this Agreement; (2) Eleven Thousand One Hundred Fifty Nine Dollars ($11,159) as fees due for Amendment No. 4.; and (3) the balance to reduce the amount of the Revised Amount.


               ii. Beginning on the same date in July as the date of this Agreement, and on the same date in the next eleven (11) calendar months thereafter, Labs shall pay Boeing, or holder, the amount of Twenty Seven Thousand Nine Hundred Seventy Four and no/100ths Dollars ($27,974.00).

               iii. Beginning on the first (1st) day of the calendar month next succeeding the first (1st) anniversary of the date of this Agreement, and continuing thereafter on the first (1st) day of each succeeding calendar month during the term of the Current Note, Labs shall pay Boeing, or holder, the amount of Fifty Four Thousand One Hundred Eight and no/100ths Dollars ($54,108.00).

               iv. Beginning on the first (1st) day of the fifteenth (15th) calendar month beginning after the date of the Agreement, and on the first (1st) day of every third (3rd) month thereafter, for a total of twelve (12) payments, Labs shall pay the Boeing or holder, the sum of Thirteen Thousand Sixty Seven and no/100ths Dollars ($13,067.00). This quarterly installment requirement will be reduced (on a "first in-first out" basis) by any payments made to Boeing during the first twelve (12) months after the date of this Agreement in excess of the payments required under (i) and (ii) above.

               v. The unpaid principal balance of the Current Note, as adjusted, plus all accrued but unpaid interest, shall be due and payable, if not sooner paid on June _______, 2006 (the "Balloon Date"). All payments shall be applied first to interest and the balance, if any, to principal. Labs shall have the option, but not the obligation, to repay the Current Note at any time, without penalty.

               vi. The interest rate under the Current Note shall remain at Twelve and ninety seven hundredths percent (12.97%), unless a subsequent default shall occur under the Current Note, this Agreement, or the L&S Agreement, as amended hereby, in which case, at the option of Boeing, or the holder, as provided in the Current Note or the L&S Agreement, the rate shall be increased to a default rate of Fifteen and ninety seven hundredths percent (12.97%), which shall be the effective default rate until the Current Note is paid in full, or, the default has been cured, to the extent permitted under the L&S Agreement.

          c. The parties agree that all prior defaults through the date of this Agreement are waived, although such waiver shall not excuse or operate as a waiver or release by Boeing of similar defaults occurring subsequent to this date.

     2. Consolidation of L&S and Amendments/Security Agreement. Except as provided herein, the Amendments are hereby terminated and have no further force or effect. The L&S Agreement and the Security Agreement shall continue, as originally signed, except as amended hereby. The changes to the L&S Agreement are as follows:

          a. As to Amendment No. 4, paragraphs 1., 2, and 3 shall be incorporated herein regarding certain financial covenants. However, all references to dates shall be advanced by one year, so that 2001 becomes 2002, 2002 becomes 2203, et. seq. Paragraph 5, regarding fees to Boeing for amendments shall also be incorporated herein, and the fee shall be payable for this Agreement, as provided in paragraph 1 above.

          b. All other financial covenants contained in the L&S, in paragraph 12 F, G. H, shall not apply during the one (1) year period from the date of this Agreement and shall once again be applicable as of the first anniversary hereof.

     3. Termination of Warrants. The Warrants in Amendment No.2 are hereby terminated and have no further force or effect, for any purpose.

     4. Release of Fitzpatrick/Release of Fitzpatrick Shares. The Fitzpatrick Guarantee shall be released and relieved, and shall have no further force or effect, for any purpose. Simultaneously, Boeing will terminate the pledge of the Fitzpatrick Shares and will deliver the certificates for such capital stock of GAC to Fitzpatrick, free and clear of all claims by Boeing. Thereupon, Fitzpatrick will be relieved of all further obligations as a Guarantor for the debt owed by Labs to Boeing, however arising.

     5. Continuation of GAC Guarantee/Stock Pledge. The GAC Guarantee shall continue in full force and effect. The Pledge Agreement shall also continue in full force and effect. GAC joins this Agreement for the purpose of reaffirming its GAC Guarantee, and the Pledge Agreement, and to acknowledge and approve Labs entering into this Agreement, as the sole shareholder of Labs.

     6. Continuation of Security Interest in Lab's Assets.

          a. As security for the obligations of Labs, Boeing, or the holder, has and shall continue to have security interests in the assets of Labs, as follows:

               i. A first priority security interest in all of the assets of Labs, tangible and intangible, real and personal, except for: accounts receivable (the "A/R") to the extent specifically pledged as part of the accounts receivable factoring or other receivables financing activity of Labs, and the finished goods inventory (the "Inventory") of Labs, and the proceeds therefrom (all referred to as the "Pledged Assets").

               ii. A second priority security interest in the Pledged Assets.

          b. Labs shall take such steps and execute and deliver such documents as Boeing, or holder, shall deem necessary or appropriate to obtain and maintain its priority security interests in the assets of Labs, as noted above.

     7. Waiver of Priority by CCSI. CHROMATICS COLOR SCIENCES INTERNATIONAL, INC. ("CCSI") joins this Agreement for the sole and limited purpose of acknowledging that any interest that it has, however arising, in the assets of Labs is inferior and subordinate to the security interests of Boeing, or holder, and that CCSI will execute and deliver such documents as Boeing's counsel shall advice is appropriate to confirm its acknowledgement as provided herein.

     8. Miscellaneous.

          a. Survival of Representations. All representations, warranties and covenants made by the parties to one another hereunder shall survive the Closing.

          b. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or reputable overnight courier service (such as FedEx), or when mailed by United States certified or registered mail, return receipt requested, with postage prepaid to the address set forth in the first paragraph of this Agreement or to such other address as any party may request in writing prior to the date of mailing of such notice.

          c. Costs of Enforcement. In the event any party initiates action to enforce its rights hereunder, the substantially prevailing party shall recover from the substantially non-prevailing party its reasonable expenses, court costs, including taxed and untaxed costs, and reasonable attorneys' fees, whether suit be brought or not (jointly referred to as "Expenses"). As used herein, Expenses include Expenses incurred in any appellate or bankruptcy proceeding. All such Expenses shall bear interest at the highest rate allowable under the laws of the State of New York from the date the substantially prevailing party pays such Expenses until the date the substantially non-prevailing party repays such Expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph. For this purpose, the court is requested by the parties to award actual costs and attorneys' fees incurred by the substantially prevailing party, it being the intention of the parties that the substantially prevailing party is completely reimbursed for all such costs and fees. The parties request that inquiry by the court as to the fees and costs shall be limited to a review of whether the fees charged and hourly rates for such fees are consistent with the fees and hourly rates routinely charged by the attorneys for the substantially prevailing party.

          d. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and it shall not be amended or modified except by instrument in writing executed by all of the parties.

          e. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

          f. Cumulative Rights. Unless otherwise provided herein, all rights, powers and privileges conferred upon the parties by law, this Agreement or otherwise shall be cumulative.

          g. Choice of Law. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of New York. In any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which the action or special proceeding may be instituted. All actions under this Agreement shall be taken in a court of competent jurisdiction within New York City, and the parties hereby waive and agree that they shall not assert that such forum is inconvenient.

          h. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and legal representatives.

          i. Invalid or Unenforceable Provisions. The invalidity or unenforceability of a particular provision of this Agreement shall not effect the other provisions hereto, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted, and shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Agreement.

          j. Time. Time shall be of the essence for all performances hereunder.

          k. No Incidental Beneficiaries. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors any rights or remedies under or by reason of this Agreement.

          l. Specific Construction. The language used in this Agreement shall be deemed to be in the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          m. Cooperation. The parties hereto agree to sign any necessary documents to implement this Agreement.

          n. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          o. Recitals Incorporated Herein. The Recitals to this Agreement are hereby incorporated herein and made part of this Agreement. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          p. Merger of Prior Discussions/Agreements. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement, other than those set forth herein.

          q. No Other Restrictions or Limitations. Nothing in this Agreement shall restrict or limit any party from engaging in any other business transaction or arrangement except as specifically provided herein, nor create any joint venture, fiduciary arrangement, partnership or other special status between Labs and Boeing, however arising.



                    DELIBERATELY LEFT BLANK/SIGNATURES FOLLOW

         IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year first written above.

                                    "Labs"

                                    H. B. Gordon  Manufacturing  Co.,  Inc., a
                                    California corporation


________________________________    By:  ____________________________________
Witness


________________________________    As its:  _________________________________
Witness

                                    "Boeing"

                                    BOEING CAPITAL  CORPORATION,  a
                                    ____________________ corporation



________________________________    By:  _______________________________
Witness


________________________________    As its:  ___________________________
Witness


Gordon Acquisition Corp. joins this Agreement solely to reaffirm its GAC Guarantee, to reaffirm the Pledge Agreement, and to approve Labs entering into this Agreement.

                                    "GAC"

                                    Gordon Acquisition Corp., a Delaware
                                    corporation


________________________________    By:  _____________________________
Witness


________________________________    As its:  _________________________
Witness

CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., joins this Agreement solely for the purpose of its agreement and acknowledgement provided in paragraph 7, and the provisions of this Agreement in paragraph 8 necessary to enforce its agreement in paragraph 7.

                                     "CCSI"

                                     CHROMATICS  COLOR  SCIENCES
                                     INTERNATIONAL,  INC.,  a New York
                                     corporation



________________________________     By:  ___________________________
Witness

________________________________     As its:  _______________________
Witness

                                   EXHIBIT "C"

                                     FORM OF
                               WARRANT AGREEMENTS


See Exhibits C-1 and C-2 attached hereto.

                                   EXHIBIT C-1



                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, dated as of June __, 2001, by and between CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"), and __________________________ (the "Warrant Holder"),(1)

                               W I T N E S S E T H

     WHEREAS, pursuant to a Share Subscription and Redemption Agreement, dated as of June __, 2001 (the "Purchase Agreement"), the Warrant Holder acquired certain shares (the "Shares") of common stock of Gordon Acquisition Corp., previously a wholly-owned subsidiary of the Issuer; and

     WHEREAS, pursuant to a Purchase Option Agreement, dated as of June __, 2001 (the "Option Agreement"), the Warrant Holder granted to the Issuer an option to purchase the Shares (the "Option"); and

     WHEREAS, in consideration for the Option, the Issuer has agreed to execute and deliver this Warrant Agreement and to issue to the Warrant Holder the Warrants hereinafter described;

     NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

     SECTION 1. Definitions. The following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

          "Affiliate" shall have the meaning set forth in Rule 144 adopted by the Commission pursuant to the Securities Act.

          "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banks in New York, New York are not authorized to conduct business or are required to be closed.

---------------
1 There will be a separate Warant Agreement for each Warrant Holder

          "Commission" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions.

          "Common Stock" shall mean the common stock, $.001 par value, of the Issuer.

          "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Convertible Securities" shall mean any stock or other securities convertible into or exchangeable for shares of Common Stock.

          "Current Market Price Per Share" shall have the meaning specified in
     Section 7 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

          "Exercise Price" shall mean $.001 per Warrant Share.

          "Expiration Date" shall mean (i) if the Issuer exercises the Option prior to the expiration thereof, the date of the closing of the exercise of the Option under the Option Agreement and (ii) if the Issuer does not exercise the Option prior to the expiration thereof, the fifth day after the one year anniversary of the date hereof, in each case, if such day is not a Business Day, the next succeeding Business Day.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, ___ legislative, ___ judicial, ___ regulatory or administrative functions of or pertaining to government.

          "Person" shall mean any natural person, corporation, partnership, limited liability company, trust or other entity.

          "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Rights Offering" shall mean a public offering by the Issuer to the holders of record of Common Stock of the right to subscribe for newly issued shares of Common Stock (or any other security or lending arrangement that provides rights to convert to Common or Preferred Stock) and/or a private placement by the Issuer of its securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute.

          "Trading Day" shall mean a day on which the securities market on which the Common Stock is listed is open for trading.

          "Warrant" shall mean a warrant issued pursuant to this Warrant Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office one (1) share of Common Stock per Warrant (subject to adjustment as provided in Section 11 hereof) at the Exercise Price at any time before 5:00 P.M. local time on the Expiration Date.

          "Warrant Certificate" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to
     Section 11 hereof.

          "Warrant Office" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 5 East 80th Street, New York, New York 10021, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

          "Warrant Register" shall mean the register maintained by the Issuer at the Warrant Office.

          "Warrant Shares" shall mean an aggregate of Four Million Eight Hundred Thousand (4,800,000) shares of Common Stock issuable or issued upon exercise of all or any of the Warrants as the number and/or type of such shares may be adjusted from time to time pursuant to Section 11 hereof.


     SECTION 2. Representations and Warranties. The Issuer hereby represents and warrants to the Warrant Holder as follows:

          (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificate, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificate.

          (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificate, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Issuer and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of a lien upon the assets of the Issuer pursuant to, any Requirement of Law or any Contractual Obligation binding upon the Issuer.

          (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity) and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock.

     SECTION 3. Issuance of Warrants. The Issuer hereby agrees to issue and deliver to the Warrant Holder on the date hereof Warrants evidencing rights to purchase [4,800,000] shares of Common Stock, subject to adjustment as provided in Section 11 hereof, at any time on or before 5:00 P.M., New York City time, on the Expiration Date at a price per share equal to the Exercise Price. On the date hereof, the Issuer shall deliver to the Warrant Holder a Warrant Certificate evidencing the Warrants that the Warrant Holder is entitled to receive in accordance with the terms hereof.

     SECTION 4. Registration, Transfer and Exchange of Certificates.

          (a) The Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the date hereof the Issuer shall register the outstanding Warrants and Warrant Certificates in the name of the Warrant

     Holder. The Issuer may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

          (b) Subject to Section 13 hereof, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by Warrant Certificate(s) surrendered for transfer are to be transferred, new Warrant Certificate(s) shall be issued to the holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

          (c) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

          (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 13(b) hereof, each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented for transfer or exchange bore such legend.

     SECTION 5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if reasonably requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate for which such substitution was made bore such legend.

     SECTION 6. Duration and Exercise of Warrants.

          (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day at any time from and after the date hereof and prior to 5:00 P.M. in New York City on the Expiration Date.

          (b) Subject to the provisions of this Warrant Agreement, upon presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holder(s) of such Warrants and in such name or names as such registered holder(s) may designate, a certificate for the Warrant Shares issued upon such exercise of such Warrants. Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Shares as of the date of exercise of such Warrants. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Certificate, shall be delivered to the registered holder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the registered holder and shall be registered in the name of the registered holder or such other name as shall be designated by such registered holder.

          (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

          (d) In lieu of physical delivery of the Warrants, provided that Issuer's transfer agent is participating in The Depository Trust Company ("DTC") Shares Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder and in compliance with the provisions hereof, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Warrant Holder by crediting the account of the Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.

     SECTION 7. No Fractional Shares. The Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but may pay for any such fraction of a share an amount in cash equal to the Current Market Price Per Share multiplied by such fraction. The "Current Market Price Per Share" on any date shall be deemed to be, for any day, the last bid price for the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System, or, if the Common Stock shall not be listed on such system, the closing bid price of the Common Stock in the over-the-counter market.

     SECTION 8. Payment of Taxes. The Issuer shall pay all taxes (other than any applicable income or similar taxes payable by the holders of the Warrants or Warrant Shares) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     SECTION 9. Reservation and Issuance of Warrant Shares.

          (a) The Issuer will at all times have authorized, and reserve and keep available for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

          (b) Before taking any action which would cause an adjustment pursuant to Section 11 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Issuer will take any corporate action which may be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price, as so adjusted.

          (c) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created (whether by affirmative action or inaction) by the Issuer and shall not have any legends or restrictions on resale, except as required by
     Section 13(b) hereof.

          (d) The Issuer shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants upon the national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of the Warrants) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

     SECTION 10. Obtaining of Governmental Approvals and Stock Exchange Listings. The Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to satisfy its obligations hereunder and (b) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange or over-the-counter market, if any, on which the Common Stock is then listed if such listing is permitted by applicable law, regulation or rule.

     SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Purchasable. Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 11.

          (a) In the event that the Issuer shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in Common Stock, Convertible Securities or other Rights, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of Common Stock, Convertible Securities or other Rights, then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

          (b) If at any time, as a result of an adjustment made pursuant to this
     Section 11, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

          (c) Whenever the number of Warrant Shares purchasable upon the exercise of each warrant is adjusted pursuant to Section 11(a) hereof, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment; provided, however, that in no event shall the Exercise Price be adjusted to an amount which is less than the par value of the Common Stock.

          (d) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in Section 11(a)(iv) above), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other Person, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor ___ corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Issuer under this Warrant Agreement. The provisions of this paragraph (d) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

          (e) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (f) If any question shall at any time arise with respect to the adjusted Exercise Price or Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of the Issuer and such determination shall be binding upon the Issuer and the holders of the Warrants and the Warrant Shares.

     SECTION 12. Notices to the Warrant Holder. Upon any adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to
Section 11 hereof the Issuer shall promptly, but in any event within ten (10) Business Days thereafter, cause to be given to the Warrant Holder, at its address appearing on the Warrant Register by first-class mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Exercise Price as so adjusted and/or the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 12.

     In the event:

          (a) the Issuer shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants; or

          (b) the Issuer shall authorize a dividend or other distribution to all holders of Common Stock payable in evidences of its indebtedness, cash or assets; or

          (c) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

          (e) the Issuer shall authorize any other action which would require an adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 11 hereof;

then the Issuer shall cause to be given to the Warrant Holder at its address appearing on the Warrant Register, at least twenty (20) Business Days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause (d) above), by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding up) and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     SECTION 13. Restrictions on Transfer.

          (a) The Warrant Holder represents that it is not acquiring the Warrants (and upon any exercise of the Warrants, each holder represents that it will not be acquiring the Warrant Shares) with a view to any distribution or public offering within the meaning of the Securities Act but subject to any requirement of law that the disposition of its property shall at all times be within its control. The Warrant Holder acknowledges that the Warrant Shares issuable upon exercise of the Warrants have not as of the date hereof been registered under the Securities Act and agrees that it will not sell or otherwise transfer any of its Warrant Shares except upon the terms and conditions specified herein.

          (b)

               (i) The Warrant Holder agrees, and each subsequent transferee described in paragraph (ii) below shall agree, that it will not transfer any Warrant Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act (as confirmed in an opinion of counsel reasonably acceptable to the Issuer to the transferor to the effect that the proposed transfer may be effected without registration under the Securities Act) or pursuant to an effective registration statement under the Securities Act.

               (ii) Each Warrant Certificate and each certificate for the Warrant Shares (unless the legal opinion delivered in connection therewith is to the effect that the first paragraph of such legend is not required in order to ensure compliance with the Securities Act) shall include a legend in substantially the following form:

         THE WARRANTS AND UNDERLYING SHARES (SUBJECT TO SECTION 14 OF THE WARRANT AGREEMENT (AS DEFINED BELOW)) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JUNE __, 2001 (THE "WARRANT AGREEMENT"), BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.


     SECTION 14. Registration of Warrant Shares.

          (a) The Issuer shall, at the Issuer's expense, register under the Securities Act the Warrant Shares and in that connection shall file a registration statement with respect to the Warrant Shares (the "Registration Statement") with the Commission (i) by no later than the date on which the registration statement with respect to the shares of Common Stock offered in the Rights Offering is filed, if the Issuer consummates a Rights Offering prior to September 1, 2001, and (ii) by no later than November 1, 2001 if the Issuer does not consummate a Rights Offering prior to September 1, 2001 (in each case, the "Filing Date"). The Issuer shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The number of shares of Common Stock included in the Registration Statement shall at all times be at least equal to the number of Warrant Shares. Notice of effectiveness of the Registration Statement shall be furnished promptly to the Warrant Holder. The Issuer shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement and from time to time will amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act to permit the resale of the Warrant Shares by the Warrant Holder. The Issuer shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement with respect to the Warrant Shares until all of the Warrant Shares have been sold by the Warrant Holder pursuant thereto or such date as all of the Warrant Shares may be sold by Warrant Holder without registration.

          (b) As a condition to the inclusion of the Warrant Shares in the Registration Statement, the Warrant Holder shall furnish to the Issuer such information with respect to the Warrant Holder as is required to be disclosed in the Registration Statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission.

     SECTION 15. Amendments and Waivers. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of a majority of the then outstanding Warrants.

     SECTION 16. Notices.

          (a) Any notice or demand to be given or made by the holders of the Warrants or the Warrant Shares to the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to the Issuer at the Warrant Office.

          (b) Any notice to be given by the Issuer to the Warrant Holder shall be sufficiently given if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to such holder as such holder's name and address shall appear on the Warrant Register.

     SECTION 17. Binding Effect; Third Party Rights. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, the Warrant Holder, the registered holders from time to time of the Warrants and the Warrant Shares.

     SECTION 18. Termination. This Warrant Agreement shall terminate and be of no further force and effect at 5:00 P.M. New York City time on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the involuntary conversion thereof or the expiration thereof by the Issuer).

     SECTION 19. Counterparts. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 20. Governing Law. This Warrant Agreement and each Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

     SECTION 21. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                         CHROMATICS COLOR SCIENCES
                                            INTERNATIONAL, INC.


                                         By:_______________________________
                                             Darby S. Macfarlane
                                             Chairperson




                                         [WARRANT HOLDER]

                                         By:_______________________________
                                         Name:  ___________________________
                                         Title:  __________________________

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS AND UNDERLYING SHARES (SUBJECT TO SECTION 14 OF THE WARRANT AGREEMENT (AS DEFINED BELOW)) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JUNE __, 2001 (THE "WARRANT AGREEMENT"), BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.



                               WARRANT CERTIFICATE

                               Evidencing Warrants
                           to Purchase Common Stock of

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.


No. ___-___ Warrants

     This Warrant Certificate certifies that
______________________________________ ___________________, ___ or registered assigns, is the registered holder of ________________ ___ Warrants (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer at any time prior to 5:00 P.M., New York City time at the Warrant Office, on the Expiration Date (as defined in the Warrant Agreement), one fully paid and nonassessable share of the Common Stock of the Issuer (the "Warrant Shares") at a price per Warrant Share equal to the Exercise Price (as defined in the Warrant Agreement), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the principal place of business of the Issuer (the "Warrant Office"). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement referred to below. The Issuer may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

     Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of June __, 2001, by and between the Issuer and the Warrant Holder named therein (the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

              [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                         CHROMATICS COLOR SCIENCES
                                         INTERNATIONAL, INC.

                                         By:_____________________________

                                         Name:__________________________

                                         Title: __________________________
(CORPORATE SEAL)

ATTEST:


__________________________________
Name:  ___________________________
Title:  __________________________

                                    ANNEX TO
                               WARRANT CERTIFICATE



                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Warrant)


     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______________ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of __________________________ whose address is _______________ and that such certificate be delivered to ________________ whose address is ______________________ __________________________________. If said number of
Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _________________________ whose address is
______________________________________ and that such Warrant Certificate be delivered to _______________________ whose address is
_______________________________.



                                   Signature: ______________________


     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

                                   Date:  __________________________

                                   EXHIBIT C-2

                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, dated as of June __, 2001, by and between CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"), and __________________________ (the "Warrant Holder"),(2)


                               W I T N E S S E T H

     WHEREAS, pursuant to a Share Subscription and Redemption Agreement, dated as of June __, 2001 (the "Purchase Agreement"), the Warrant Holder acquired certain shares (the "Shares") of common stock of Gordon Acquisition Corp., previously a wholly-owned subsidiary of the Issuer; and

     WHEREAS, pursuant to a Purchase Option Agreement, dated as of June __, 2001 (the "Option Agreement"), the Warrant Holder granted to the Issuer an option to purchase the Shares (the "Option"); and

     WHEREAS, in consideration for the Option, the Issuer has agreed to execute and deliver this Warrant Agreement and to issue to the Warrant Holder the Warrants hereinafter described;

     NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

     SECTION 1. Definitions. The following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

          "Affiliate" shall have the meaning set forth in Rule 144 adopted by the Commission pursuant to the Securities Act.

          "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banks in New York, New York are not authorized to conduct business or are required to be closed.

          "Commission" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions.

---------------------
(2) There will be a separate Warrant agreement for each Warrant Holder.

          "Common Stock" shall mean the common stock, $.001 par value, of the Issuer.

          "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Convertible Securities" shall mean any stock or other securities convertible into or exchangeable for shares of Common Stock.

          "Current Market Price Per Share" shall have the meaning specified in
     Section 7 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

          "Exercise Price" shall mean the exercise price of a Warrant, which shall be equal to (i) $0.50 per Warrant Share if the Issuer does not consummate a Rights Offering prior to the Expiration Date and (ii) $0.10 per Warrant Share if the Issuer, after obtaining the prior approval with respect to the Rights Offering and the increase in the number of Warrants issuable hereunder as a result thereof from the holders of a majority of the outstanding stock of the Issuer entitled to vote thereon, consummates a Rights Offering prior to the Expiration Date, in each case subject to adjustment as provided in Section 11 hereof.

          "Expiration Date" shall mean (i) if the Issuer exercises the Option prior to the expiration thereof, the date of the closing of the exercise of the Option under the Option Agreement and (ii) if the Issuer does not exercise the Option prior to the expiration thereof, the fifth day after the one year anniversary of the date hereof, in each case, if such day is not a Business Day, the next succeeding Business Day.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, ___ legislative, ___ judicial, ___ regulatory or administrative functions of or pertaining to government.

          "Mandatory Exercise Threshold" shall mean One Dollar ($1.00).

          "Person" shall mean any natural person, corporation, partnership, limited liability company, trust or other entity.

          "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Rights" shall mean any rights to subscribe for or to purchase, or any options or warrants for the purchase of, shares of Common Stock or Convertible Securities.

          "Rights Offering" shall mean a public offering by the Issuer to the holders of record of Common Stock of the right to subscribe for newly issued shares of Common Stock (or any other security or lending arrangement that provides rights to convert to Common or Preferred Stock) and/or a private placement by the Issuer.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute.

          "Total Warrants" shall mean (i) Two Million (2,000,000) if the Issuer does not consummate a Rights Offering prior to the Expiration Date and (ii) Eleven Million Two Hundred Thousand (11,200,000) if the Issuer, after obtaining the prior approval with respect to the Rights Offering and the increase in the number of Warrants issuable hereunder as a result thereof from the holders of a majority of the outstanding stock of the Issuer entitled to vote thereon, consummates a Rights Offering prior to the Expiration Date.3

          "Trading Day" shall mean a day on which the securities market on which the Common Stock is listed is open for trading.

          "Warrant" shall mean a warrant issued pursuant to this Warrant Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office one (1) share of Common Stock per Warrant (subject to adjustment as provided in Section 11 hereof) at the Exercise Price at any time before 5:00 P.M. local time on the Expiration Date.

          "Warrant Certificate" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to
     Section 11 hereof.

----------------
3 The numbers in brackets represent the Total Warrants for all of the Warrant Holders combined and are used for negotiating purposes only.

          "Warrant Office" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 5 East 80th Street, New York, New York 10021, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

          "Warrant Register" shall mean the register maintained by the Issuer at the Warrant Office.

          "Warrant Shares" shall mean the shares of Common Stock issuable or issued upon exercise of all or any of the Warrants as the number and/or type of such shares may be adjusted from time to time pursuant to Section 11 hereof.


     SECTION 2. Representations and Warranties. The Issuer hereby represents and warrants to the Warrant Holder as follows:

          (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificate, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificate.

          (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificate, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Issuer and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of a lien upon the assets of the Issuer pursuant to, any Requirement of Law or any Contractual Obligation binding upon the Issuer.

          (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity) and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock.

     SECTION 3. Issuance of Warrants. The Issuer hereby agrees to issue and deliver to the Warrant Holder on the date hereof Warrants evidencing rights to purchase a number of shares of Common Stock equal to the Total Warrants, subject to adjustment as provided in Section 11 hereof, at any time on or before 5:00 P.M., New York City time, on the Expiration Date at a price per share equal to the Exercise Price. On the date hereof, the Issuer shall deliver to the Warrant Holder a Warrant Certificate evidencing the Warrants that the Warrant Holder is entitled to receive in accordance with the terms hereof.

     SECTION 4. Registration, Transfer and Exchange of Certificates.

          (a) The Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the date hereof the Issuer shall register the outstanding Warrants and Warrant Certificates in the name of the Warrant Holder. The Issuer may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

          (b) Subject to Section 13 hereof, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by Warrant Certificate(s) surrendered for transfer are to be transferred, new Warrant Certificate(s) shall be issued to the holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

          (c) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

          (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 13(b) hereof, each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented for transfer or exchange bore such legend.

     SECTION 5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if reasonably requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate for which such substitution was made bore such legend.


     SECTION 6. Duration and Exercise of Warrants.

          (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day at any time from and after the date hereof and prior to 5:00 P.M. in New York City on the Expiration Date.

          (b) Subject to the provisions of this Warrant Agreement, upon presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holder(s) of such Warrants and in such name or names as such registered holder(s) may designate, a certificate for the

     Warrant Shares issued upon such exercise of such Warrants. Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Shares as of the date of exercise of such Warrants. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Certificate, shall be delivered to the registered holder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the registered holder and shall be registered in the name of the registered holder or such other name as shall be designated by such registered holder.

          (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

          (d) In lieu of physical delivery of the Warrants, provided that Issuer's transfer agent is participating in The Depository Trust Company ("DTC") Shares Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder and in compliance with the provisions hereof, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Warrant Holder by crediting the account of the Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.

          (e) To the extent the Warrants have not been previously exercised, if
     (i) the Issuer gives notice of its election to exercise the Option in accordance with the provisions of the Option Agreement, (ii) the Common Stock has not been the subject of a reverse stock split effected after the date hereof in a ratio of greater than 10 to 1, (iii) the Rights Offering has been consummated and (iv) the Current Market Price Per Share has exceeded the Mandatory Exercise Threshold for a period of at least ten (10) consecutive Trading Days from and after the date the Issuer gives notice of its election to exercise the Option in accordance with the provisions of the Option Agreement, the Warrants shall be subject to mandatory exercise by the Warrant Holder from and after the tenth (10th) such Trading Day, at such time until the Expiration Date as the Issuer may determine in its discretion, provided that notice of any such mandatory exercise shall be given by the Issuer to the Warrant Holder no later than three (3) Business Days prior to such mandatory exercise.

          (f) To the extent the Warrants have not been previously exercised, if
     (i) the Issuer has filed the Registration Statement referred to in Section 14 hereof and such Registration Statement has been declared effective by the Commission, (ii) the Common Stock has not been the subject of a reverse stock split effected after the date hereof in a ratio of greater than 10 to 1, (iii) the Rights Offering has been consummated and (iv) the Current Market Price Per Share has exceeded the Mandatory Exercise Threshold for a period of at least ten (10) consecutive Trading Days from and after the effective date of such Registration Statement, the Warrants shall be subject to mandatory exercise by the Warrant Holder prior to the expiration of the Option, provided that notice of any such mandatory exercise shall be given by the Issuer to the Warrant Holder no later than five (5) Business Days after the tenth (10th) such Trading Day. In the event of any mandatory exercise of the Warrants pursuant to this clause (f), the Issuer shall permit the Warrant Holder to effect payment of the aggregate Exercise Price through the means of a broker's cashless exercise transaction.

          (g) In the event of a mandatory exercise under clause (e) of this section of all of the Warrants, the Issuer shall permit the Warrant Holder to effect payment of the aggregate Exercise Price by means of delivering to the Issuer, free and clear of all liens and encumbrances, the certificate(s) for the Shares, duly endorsed for transfer in favor of the Issuer or accompanied by a duly executed stock power with respect to such certificate(s) in favor of the Issuer.

     SECTION 7. No Fractional Shares. The Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but may pay for any such fraction of a share an amount in cash equal to the Current Market Price Per Share multiplied by such fraction. The "Current Market Price Per Share" on any date shall be deemed to be, for any day, the last bid price for the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System, or, if the Common Stock shall not be listed on such system, the closing bid price of the Common Stock in the over-the-counter market.

     SECTION 8. Payment of Taxes. The Issuer shall pay all taxes (other than any applicable income or similar taxes payable by the holders of the Warrants or Warrant Shares) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     SECTION 9. Reservation and Issuance of Warrant Shares.

          (a) The Issuer will at all times have authorized, and reserve and keep available for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

          (b) Before taking any action which would cause an adjustment pursuant to Section 11 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Issuer will take any corporate action which may be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price, as so adjusted.

          (c) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created (whether by affirmative action or inaction) by the Issuer and shall not have any legends or restrictions on resale, except as required by
     Section 13(b) hereof.

          (d) The Issuer shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants upon the national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of the Warrants) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

     SECTION 10. Obtaining of Governmental Approvals and Stock Exchange Listings. The Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to satisfy its obligations hereunder and (b) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange or over-the-counter market, if any, on which the Common Stock is then listed if such listing is permitted by applicable law, regulation or rule.

     SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Purchasable. Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 11.

          (a) In the event that the Issuer shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in Common Stock, Convertible Securities or other Rights, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of Common Stock, Convertible Securities or other Rights, then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. ___ Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

          (b) If at any time, as a result of an adjustment made pursuant to this
     Section 11, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

          (c) Whenever the number of Warrant Shares purchasable upon the exercise of each warrant is adjusted pursuant to Section 11(a) hereof, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment; provided, however, that in no event shall the Exercise Price be adjusted to an amount which is less than the par value of the Common Stock.

          (d) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in Section 11(a)(iv) above), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other Person, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor ___ corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Issuer under this Warrant Agreement. The provisions of this paragraph (d) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

          (e) In case the Issuer shall issue any shares of Common Stock in any Rights Offering after the date hereof at a price per share less than the Exercise Price, (i) the Exercise Price shall be appropriately adjusted by decreasing (but not increasing) the Exercise Price to such lower price per share, and (ii) the number of Warrant Shares shall be adjusted to be equal to the quotient obtained by dividing (x) $1,120,000 by (y) such lower price per share. An adjustment made pursuant to clause (e) shall be made the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance.

          (f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (g) If any question shall at any time arise with respect to the adjusted Exercise Price or Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of the Issuer and such determination shall be binding upon the Issuer and the holders of the Warrants and the Warrant Shares.

     SECTION 12. Notices to the Warrant Holder. Upon any adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to
Section 11 hereof the Issuer shall promptly, but in any event within ten (10) Business Days thereafter, cause to be given to the Warrant Holder, at its address appearing on the Warrant Register by first-class mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Exercise Price as so adjusted and/or the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 12.

     In the event:

          (a) the Issuer shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants; or

          (b) the Issuer shall authorize a dividend or other distribution to all holders of Common Stock payable in evidences of its indebtedness, cash or assets; or

          (c) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

          (e) the Issuer shall authorize any other action which would require an adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 11 hereof;

then the Issuer shall cause to be given to the Warrant Holder at its address appearing on the Warrant Register, at least twenty (20) Business Days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause (d) above), by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding up) and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     SECTION 13. Restrictions on Transfer.

          (a) The Warrant Holder represents that it is not acquiring the Warrants (and upon any exercise of the Warrants, each holder represents that it will not be acquiring the Warrant Shares) with a view to any distribution or public offering within the meaning of the Securities Act but subject to any requirement of law that the disposition of its property shall at all times be within its control. The Warrant Holder acknowledges that the Warrant Shares issuable upon exercise of the Warrants have not as of the date hereof been registered under the Securities Act and agrees that it will not sell or otherwise transfer any of its Warrant Shares except upon the terms and conditions specified herein.

          (b)

               (i) The Warrant Holder agrees, and each subsequent transferee described in paragraph (ii) below shall agree, that it will not transfer any Warrant Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act (as confirmed in an opinion of counsel reasonably acceptable to the Issuer to the transferor to the effect that the proposed transfer may be effected without registration under the Securities Act) or pursuant to an effective registration statement under the Securities Act.

               (ii) Each Warrant Certificate and each certificate for the Warrant Shares (unless the legal opinion delivered in connection therewith is to the effect that the first paragraph of such legend is not required in order to ensure compliance with the Securities Act) shall include a legend in substantially the following form:

         THE WARRANTS AND UNDERLYING SHARES (subject to Section 14 below) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JUNE __, 2001, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     SECTION 14. Registration of Warrant Shares.

          (a) The Issuer shall, at the Issuer's expense, register under the Securities Act the Warrant Shares and in that connection shall file a registration statement with respect to the Warrant Shares (the "Registration Statement") with the Commission (i) by no later than the date on which the registration statement with respect to the shares of Common Stock offered in the Rights Offering is filed, if the Issuer consummates a Rights Offering prior to September 1, 2001, and (ii) by no later than November 1, 2001 if the Issuer does not consummate a Rights Offering prior to September 1, 2001 (in each case, the "Filing Date"). The Issuer shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The number of shares of Common Stock included in the Registration Statement shall at all times be at least equal to the number of Warrant Shares. Notice of effectiveness of the Registration Statement shall be furnished promptly to the Warrant Holder. The Issuer shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement and from time to time will amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act to permit the resale of the Warrant Shares by the Warrant Holder. The Issuer shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement with respect to the Warrant Shares until all of the Warrant Shares have been sold by the Warrant Holder pursuant thereto or such date as all of the Warrant Shares may be sold by Warrant Holder without registration.

          (b) As a condition to the inclusion of the Warrant Shares in the Registration Statement, the Warrant Holder shall furnish to the Issuer such information with respect to the Warrant Holder as is required to be disclosed in the Registration Statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission.

     SECTION 15. Amendments and Waivers. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of a majority of the then outstanding Warrants.

     SECTION 16. Notices.

          (a) Any notice or demand to be given or made by the holders of the Warrants or the Warrant Shares to the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to the Issuer at the Warrant Office.

          (b) Any notice to be given by the Issuer to the Warrant Holder shall be sufficiently given if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to such holder as such holder's name and address shall appear on the Warrant Register.

     SECTION 17. Binding Effect; Third Party Rights. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, the Warrant Holder, the registered holders from time to time of the Warrants and the Warrant Shares.

     SECTION 18. Termination. This Warrant Agreement shall terminate and be of no further force and effect at 5:00 P.M. New York City time on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the involuntary conversion thereof or the expiration thereof by the Issuer).

     SECTION 19. Counterparts. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 20. Governing Law. This Warrant Agreement and each Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

     SECTION 21. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                        CHROMATICS COLOR SCIENCES
                                           INTERNATIONAL, INC.

                                        By:_____________________________
                                            Darby S. Macfarlane
                                            Chairperson




                                        [WARRANT HOLDER]

                                        By:______________________________

                                        Name:____________________________

                                        Title:___________________________

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS AND UNDERLYING SHARES (subject to Section 14 of the Warrant Agreement) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JUNE __, 2001, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.



                               WARRANT CERTIFICATE

                               Evidencing Warrants
                           to Purchase Common Stock of

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.


No. ___-___ Warrants

     This Warrant Certificate certifies that
______________________________________ ___________________, ___ or registered assigns, is the registered holder of ________________ ___ Warrants (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer at any time prior to 5:00 P.M., New York City time at the Warrant Office, on the Expiration Date (as defined in the Warrant Agreement), one fully paid and nonassessable share of the Common Stock of the Issuer (the "Warrant Shares") at a price per Warrant Share equal to the Exercise Price (as defined in the Warrant Agreement), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the principal place of business of the Issuer (the "Warrant Office"). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement referred to below. The Issuer may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

     Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of June __, 2001, by and between the Issuer and the Warrant Holder named therein (the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

              [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                         CHROMATICS COLOR SCIENCES
                                         INTERNATIONAL, INC.

                                         By:_____________________________

                                         Name:___________________________

                                         Title:___________________________
(CORPORATE SEAL)

ATTEST:


________________________________
Name:
Title:

                                   EXHIBIT "D"

                           COUNTERPART SIGNATURE PAGES
                                   FOR BUYERS

     I, as a member of the Buyer group named in the Stock Purchase Agreement (the "Agreement") dated ____________ 2001, between CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., as CCSI, and those persons, including myself, who are named as Buyer in said Agreement, do hereby agree to the terms and conditions of said Agreement and request and direct that this Counterpart Signature Page be made a part of said Agreement and by doing so shall bind me as fully as though I had signed such Agreement directly.



Dated: __________ 2001              ________________________________________
                                    Signature

                                    ________________________________________
                                    Typed or Printed Name of Person Signing

                                    _________________________________________
                                    Capacity in which signed, if on behalf
                                    of an Entity


                                    _________________________________________
                                    Number of Shares of to be acquired Gordon
                                    Acquisition Laboratories, Inc. to be
                                    acquired

--------------
1 There will be a separate Warrant Agreement for each Warrant Holder.

2 There will be a separate Warrant Agreement for each Warrant Holder.

3 The numbers in brackets represent the Total Warrants for all of the Warrant Holders combined and are used for negotiating purposes only.